Exhibit 99.4

Dear Depositor:

We are pleased to announce that the Board of Trustees of Prosper Bank has approved a plan of conversion under which Prosper Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers as well as support future growth and expansion. Upon completion of the conversion:

•	existing deposit accounts and loans will remain exactly the same
•	deposit accounts will continue to be federally insured up to the maximum legal limit

The Proxy Card

Under banking regulations, the plan of conversion requires the approval of the depositors of Prosper Bank. As a voting depositor, your vote is extremely important to complete the conversion. After reading the enclosed proxy statement, please cast your vote by mail, telephone or internet as instructed on the enclosed proxy card. Voting will not obligate you to purchase shares of PB Bankshares, Inc. common stock in the offering.

As a valued customer, your vote is important to us.

On behalf of the Board, I ask that you help us meet our goal by casting your vote

“FOR” approval of the plan of conversion.

The Stock Order Form

As a qualifying depositor of Prosper Bank, you have nontransferable rights to subscribe for shares of PB Bankshares, Inc. common stock on a priority basis. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by PB Bankshares, Inc. no later than _:00 p.m., Eastern Time, on [day], [month] __, 2021. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Janak M. Amin

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Depositor:

We are pleased to announce that the Board of Trustees of Prosper Bank has approved a plan of conversion under which Prosper Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers as well as support future growth and expansion. Upon completion of the conversion:

•	existing deposit accounts and loans will remain exactly the same
•	deposit accounts will continue to be federally insured up to the maximum legal limit

The Proxy Card

Under banking regulations, the plan of conversion requires the approval of the depositors of Prosper Bank. As a voting depositor, your vote is extremely important to complete the conversion. After reading the enclosed proxy statement, please cast your vote by mail, telephone or internet as instructed on the enclosed proxy card.

As a valued customer, your vote is important to us.

On behalf of the Board, I ask that you help us meet our goal by casting your vote

“FOR” approval of the plan of conversion.

We regret that we are unable to offer you the opportunity to subscribe for shares of common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of PB Bankshares, Inc. and (2) as an agent of PB Bankshares, Inc. in order to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Janak M. Amin

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Friend of Prosper Bank:

We are pleased to announce that the Board of Trustees of Prosper Bank has approved a plan of conversion under which Prosper Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers as well as support future growth and expansion.

As a qualifying depositor of Prosper Bank, you have nontransferable rights to subscribe for shares of PB Bankshares, Inc. common stock on a priority basis. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by PB Bankshares, Inc. no later than _:00 p.m., Eastern Time, on [day], [month] __, 2021. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Janak M. Amin

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the stock offering by PB Bankshares, Inc., the proposed holding company for Prosper Bank. This information packet includes the following:

Prospectus: This document provides detailed information about our proposed conversion from the mutual to the stock form of organization and the related stock offering by PB Bankshares, Inc. Please read it carefully before making an investment decision.

Stock Order Form: If you wish to subscribe for shares, please complete the enclosed stock order form. Your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by PB Bankshares, Inc. no later than _:00 p.m., Eastern Time, on [day], [month] __, 2021.

Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Janak M. Amin

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Prospective Investor:

At the request of PB Bankshares, Inc. (the “Company”), we have enclosed materials regarding the Company’s offering of common stock in connection with the conversion of Prosper Bank from the mutual to the stock form of organization. The enclosed material include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of PB Bankshares, Inc. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call the Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Piper Sandler representative. If you decide to subscribe for shares, your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by PB Bankshares, Inc. no later than _:00 p.m., Eastern Time, on [day], [month] __, 2021.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material.

Piper Sandler & Co.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the stock offering, shares of our common stock are expected to trade on the Nasdaq Capital Market under the symbol “PBBK.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.	Physical stock certificates will not be issued. Our transfer agent Continental Stock Transfer & Trust Company will send you a stock ownership statement, via the Direct Registration System (“DRS”), by first class mail as soon as practicable after the completion of the offering. Trading is expected to commence the first business day following closing of the stock offering. Although the shares of PB Bankshares, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm.

Q.	What is direct registration and DRS?

A.	Direct registration is the ownership of stock registered in your own name on the books of PB Bankshares, Inc. without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (referred to as “book entry”) on the books of PB Bankshares, Inc. The Direct Registration System is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Q.	What if I have additional questions?

A.	The prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days before the expiration date of the offerings or hand deliver a prospectus any later than two days prior to that date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Questions & Answers About the Stock Offering

We are pleased to announce that the Board of Trustees of Prosper Bank has approved a plan of conversion under which Prosper Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers as well as support future growth and expansion.

This brochure provides some summary information about the offering and how to purchase shares, and is qualified in its entirety by the prospectus delivered with it. Investing in common stock involves certain risks. For a discussion of these risks and other factors that may affect your investment decision, investors are urged to read the accompanying prospectus before making an investment decision, including the section in the prospectus titled “Risk Factors.”

Q.	Who can purchase stock in the subscription offering?

A.	Only eligible depositors of Prosper Bank and Prosper Bank’s tax-qualified employee stock ownership plan may purchase shares of stock in the subscription offering. The common stock is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders: Depositors with aggregate balances of $50 or more at the close of business on December 31, 2019.

2)	Prosper Bank’s tax-qualified employee stock ownership plan.

3)	Supplemental Eligible Account Holders: Depositors (other than trustees, directors and executive officers of Prosper Bank and PB Bankshares, Inc.) with aggregate balances of $50 or more at the close of business on March 31, 2021 and who are not otherwise eligible in category (1) above.

4)	Other Depositors: Depositors at the close of business on April 30, 2021 and who are not otherwise eligible in categories (1) or (3) above.

Q.	I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares?

A.	Subject to the priority rights of qualifying depositors and the Bank’s tax-qualified employee stock ownership plan in the subscription offering, common stock may be offered to the general public in a community offering. Natural persons (including trusts of natural persons) residing in Chester, Cumberland, Dauphin, Lancaster and Lebanon Counties in Pennsylvania, will be given preference in the community offering. The community offering may begin concurrently with, or any time after, the commencement of the subscription offering.

Q.	Am I guaranteed to receive shares if I place an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers according to the preferences and priorities set forth in the plan of conversion and described in the prospectus. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	PB Bankshares, Inc. is offering a maximum of 2,415,000 shares of common stock at a price of $10.00 per share. Under certain circumstances, PB Bankshares, Inc. may increase the maximum and sell up to 2,777,250 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares ($250). As more fully described in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is 10,000 shares ($100,000). In addition, no person, together with their associates, or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return your properly completed and signed original stock order form, along with full payment for the shares, to PB Bankshares, Inc. Stock order forms may be returned by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. Please call the Stock Information Center if you need assistance completing the stock order form.

Q.	When is the deadline to subscribe for stock?

A.	A properly completed original stock order form, together with the required full payment, must be physically received (not postmarked) by PB Bankshares, Inc. no later than _:00 p.m., Eastern Time, on [day], [month] __, 2021.

Q.	How can I pay for my shares of stock?

A.	You can pay for the shares of common stock by check, bank check, money order, or withdrawal from your deposit account or certificate of deposit at Prosper Bank. Checks and money orders must be made payable to PB Bankshares, Inc. Withdrawals from a certificate of deposit at Prosper Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Prosper Bank home equity line of credit to pay for shares of common stock?

A.	No. Prosper Bank cannot lend funds to anyone to subscribe for shares. This includes the use of funds available through a Prosper Bank home equity or other line of credit.

Q.	Can I subscribe for shares using funds in my IRA at Prosper Bank?

A.	No. Federal regulations do not permit the purchase of common stock with funds held in your existing IRA or other qualified retirement plan at Prosper Bank. To use these funds to subscribe for common stock, you need to transfer the funds to a “self-directed” IRA or other trust account at another unaffiliated financial institution that permits investment in equity securities within such account. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock using your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you do not need to transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares in the subscription offering and add someone else who is not on my account to my stock registration?

A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in the subscription offering in my name alone if I have a joint account?

A.	Yes, subject to the overall purchase limitations in the offering. Unless we determine otherwise, spouses, persons having the same address or persons exercising subscription rights through joint accounts or qualifying accounts registered to the same address will be presumed to be associates of, or acting in concert with, each other.

Q.	I have custodial accounts at Prosper Bank with my minor children. May I use these accounts to purchase stock in the subscription offering?

A.	Yes. However, the stock must be registered in the custodian’s name for the benefit of the minor child under the Uniform Transfers to Minors Act. A custodial account does not entitle the custodian to purchase stock in his or her own name. If the child has reached the age of majority, the child must subscribe for the shares in his or her own name.

Q.	I have a business or trust account at Prosper Bank. May I use these accounts to purchase stock in the subscription offering?

A.	Yes. However, the stock must be purchased in the name of the business or trust. A business or trust account does not entitle the owner of or signatory for the business or the trustee of the trust to purchase stock in his or her own name.

Q.	Will payments for common stock earn interest until the stock offering closes?

A.	Yes. Any payment made by check or money order will earn interest at 0.05% per annum from the date the order is processed to the completion or termination of the stock offering. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends.

IMPORTANT REMINDER

WE nEED YOUR hELP As a follow-up to our recent mailing regarding our plan of conversion, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS.

You may have received more than one proxy card depending on the ownership structure of your accounts. Please support us by voting all proxy cards.

❖ If you have already voted, please accept our thanks

❖ Voting “FOR” the proposal will not affect your deposit accounts or loans

❖ Deposit accounts will continue to be federally insured

❖ Voting does not obligate you to purchase stock in the offering

Thank you for choosing Prosper Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number].
Janak M. Amin President and Chief Executive Officer

SECOND REQUEST

WE nEED YOUR hELP As a follow-up to our recent mailing regarding our plan of conversion, OUR RECORDS SHOW THAT YOU HAVE NOT YET VOTED ALL OF YOUR PROXY CARDS.

You may have received more than one proxy card depending on the ownership structure of your accounts. Please support us by voting all proxy cards.

❖ If you have already voted, please accept our thanks

❖ Voting “FOR” the proposal will not affect your deposit accounts or loans

❖ Deposit accounts will continue to be federally insured

❖ Voting does not obligate you to purchase stock in the offering

Thank you for choosing Prosper Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number].
Janak M. Amin President and Chief Executive Officer

TIME IS RUNNING OUT!
WE STILL NEED YOUR HELP!

By now, you have received several proxy mailings regarding our vote. Our records show that you have not voted all of your proxy cards received. You may have received more than one proxy card depending on the ownership structure of your accounts. All should be voted. We ask for your support by voting the enclosed proxy card today.

Thank you for choosing Prosper Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number].
Janak M. Amin President and Chief Executive Officer

PB Bankshares, Inc.

Prosper Bank

If you have more than one account,

you may have received more than one proxy card

depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received. None are duplicates.

Please Support Us & Vote Your Proxy Card(s) Today

PB Bankshares, Inc.

____ __, 2021

Dear Subscriber:

We hereby acknowledge receipt of your order for shares, listed below, and payment at $10.00 per share, of shares of PB Bankshares, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of PB Bankshares, Inc. common stock, if any, that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

Once the offering has been completed, you will receive by mail from our transfer agent Continental Stock Transfer & Trust Company, a statement indicating your ownership of PB Bankshares, Inc. common stock.

Please retain this letter and refer to the batch and item number indicated below for any future inquiries you may have regarding this order.

If you have any questions, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

PB Bankshares, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PB Bankshares, Inc.

____ __, 2021

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders], [Other Depositors] [or] [community members]. If your subscription was paid for by check, bank draft or money order, a refund of the balance due to you with interest will be mailed promptly.

We appreciate your interest in PB Bankshares, Inc. and hope you become an owner of our stock in the future. Our common stock has commenced trading on the Nasdaq Capital Market under the symbol “PBBK.”

PB Bankshares, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PB Bankshares, Inc.

____ __, 2021

Welcome Stockholder:

Thank you for your interest in PB Bankshares, Inc. (the “Company”). Our offering has been completed and we are pleased to enclose a statement from our transfer agent reflecting the number of shares of the Company’s common stock purchased by you in the offering at a price of $10.00 per share. The transaction closed on ____ __, 2021; this is your stock purchase date.

If your subscription was paid for by check, bank draft or money order, we will send you a check for interest on the funds you submitted, and, if your subscription was not filled in full, the refund due.

The enclosed statement is your evidence of ownership of shares of Company common stock. All stock sold in the offering has been issued in book entry form through the Direct Registration System (“DRS”). No physical stock certificates will be issued. Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, email) as follows:

Continental Stock Transfer & Trust Company

Attn: PB Bankshares, Inc. Investor Services

1 State Street, 30th Floor

New York, NY 10004

(800) 509-5586

cstmail@continentalstock.com

Trading [is expected to] [commenced] on the Nasdaq Capital Market under the symbol “PBBK” on __ __, 2021. Please contact a stockbroker if you choose to sell your stock or purchase any additional shares in the future.

On behalf of the Board of Directors, officers and employees of PB Bankshares, Inc., I thank you for supporting our offering and welcome you as a stockholder.

Sincerely,

Janak M. Amin

President and Chief Executive Officer

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PB Bankshares, Inc.

_______ __, 2021

Dear Interested Subscriber:

We regret to inform you that PB Bankshares, Inc., the proposed holding company for Prosper Bank, did not accept your order for shares of PB Bankshares, Inc. common stock in its community offering. This action is in accordance with our plan of conversion, which gives PB Bankshares, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

We appreciate your interest in PB Bankshares, Inc. and hope you become an owner of our stock in the future. If your order was paid for by check, enclosed is your original check.

PB Bankshares, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Piper Sandler & Co.

_______ __, 2021

Dear Community Member:

We are enclosing material in connection with the stock offering by PB Bankshares, Inc., the proposed holding company for Prosper Bank.

Piper Sandler & Co. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at _:00 p.m., Eastern Time, on [day], [month] __, 2021.

Members of the general public are eligible to participate. If you have any questions about the offering, please do not hesitate to call the Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Piper Sandler & Co.

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Prosper Bank

PB Bankshares, Inc.

Commences Stock Offering

PB Bankshares, Inc., the proposed holding company for Prosper Bank, is offering shares of its common stock for sale in a stock offering.

Shares of PB Bankshares, Inc. common stock are being offered for sale at a price of $10.00 per share. As a member of the community served by Prosper Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at [Stock Center Phone Number], Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

EMAIL VOTE REMINDER

HAVE YOU VOTED YET?

As a valued customer, your vote is important to us.

If you were a Prosper Bank depositor as of [month] [date], 2021, you recently received a package containing proxy materials requesting your vote “FOR” our plan of conversion.

If you have not yet voted, please support us by voting all proxy cards received by mail, telephone or internet as indicated on the proxy card. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

Help us meet our goal by casting your vote

“FOR” approval of the plan

YOUR SUPPORT                               YOUR VOTE                                          OUR THANKS

www.xxx.com/xxxxx